Fund

Virginia Municipal Bond Fund
Security
Upper Occoquan Sewage Authority
Advisor

EIMCO

Transaction
 Date

6/28/2005

Cost

$3,241,920

Offering Purchase

3.63%

Broker
Morgan Keegan & Co., Inc.
Underwriting
Morgan Keegan & Co., Inc.
Scott & Stringfellow, Inc.
Citigroup Global Markets, Inc.
Legg Mason Wood Walker, Inc.
Wachovia Securities, Inc.

Fund

North Carolina Municipal Bond Fund
Security
Sales Tax Asset Receivable Corp
Advisor

EIMCO

Transaction
 Date

10/28/2004

Cost

$14,835,670

Offering Purchase
0.760%
Broker
Goldman, Sachs & Co.
Underwriting
Syndicate
Lehman Brothers Inc.
UBS Financial Services, Inc.
Wachovia Securities, Inc.

Fund

Florida High Income Municipal Bond Fund
Security
Sales Tax Asset Receivable Corp
Advisor

EIMCO

Transaction
 Date

10/28/2004

Cost

$5,330,750

Offering Purchase
0.271%
Broker
Goldman, Sachs & Co.
Underwriting
Syndicate
Lehman Brothers Inc.
UBS Financial Services, Inc.
Wachovia Securities, Inc.


Fund

North Carolina Municipal Bond Fund
Security
Appalachian State University
Advisor

EIMCO

Transaction
 Date

4/1/2005

Cost

$10,066,290

Offering Purchase

19.04%

Broker

Legg Mason Wood Walker, Inc.
Underwriting
Syndicate
Legg Mason Wood Walker, Inc.
Wachovia Securities, Inc.


Fund

North Carolina Municipal Bond Fund
Security
North Carolina Medical Care Commission
Advisor

EIMCO

Transaction
 Date

5/19/2005

Cost

$5,012,074

Offering Purchase

13.33%

Broker

Banc of America Securities LLC
Underwriting
Syndicate
Banc of America Securities LLC
Citigroup Global Markets, Inc.
Wachovia Securities, Inc.